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                                                                     EXHIBIT 23

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of State Financial Services Corporation of our report dated January 16, 1998, included in the 1997 Annual Report to the shareholders of State Financial Services Corporation.


/s/ Ernst & Young, LLP

Milwaukee, Wisconsin
March 26, 1998

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